SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------


                                    Form 8-K
              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  ------------


                     September 16, 1999 (September 14, 1999)
               (Date of Report (date of earliest event reported))


                               Cendant Corporation
             (Exact name of Registrant as specified in its charter)


        Delaware                       1-10308                  06-0918165
(State or other jurisdiction     (Commission File No.)      (I.R.S. Employer
   of incorporation or                                   Identification Number)
      organization)

    9 West 57th Street
       New York, NY                                                  10019
 (Address of principal                                             (Zip Code)
     executive office)




                                 (212) 413-1800
              (Registrant's telephone number, including area code)



                                      None
       (Former name, former address and former fiscal year, if applicable)

Item 5.  Other Events

         Except as expressly indicated or unless the context otherwise requires,
"Cendant",   "we",  "our",  or  "us"  means  Cendant  Corporation,   a  Delaware
Corporation, and its subsidiaries

         Sale of Entertainment Publications Unit. On September 14, 199, we announced the execution of an agreement to sell our Entertainment Publications, Inc. unit, the world's largest marketer and publisher of coupon books and discount programs to The Carlyle Group for $345 million in a leveraged recapitalization transaction. We will retain approximately 16% of Entertainment Publications' equity and expect to receive $325 million in cash at closing.

         The sale of Entertainment Publications is expected to generate an after-tax book gain of approximately $140 million. The transaction is subject to customary regulatory approvals and customary conditions and is expected to close in the fourth quarter.

     Creation of Netmarket Group, Inc. On September 15, 1999, we announced the creation of Netmarket Group, Inc. (NGI) as an independent company that will pursue the development of interactive businesses currently within the Company's Direct Marketing Division. NGI will own, operate, develop and expand what were formerly Cendant's principal on-line membership businesses, including Netmarket.com, Travelers Advantage, AutoVantage and Privacy Guard. Additionally, NGI will own and operate Hagglezone.com, the first site of its kind where consumers "haggle" with computer-generated on-line characters to get low prices on name-brand products. NGI's businesses currently have 1.3 million on-line members and are expected to produce approximately $70 million of revenue in 1999.

         We will retain the opportunity to participate in NGI's value through ownership of a convertible preferred stock, ultimately exchangeable into 78% of NGI's fully diluted common shares. NGI's management will hold the next largest stake through NGI stock options. We will donate NGI's outstanding common stock to a charitable trust. In addition, NGI will issue common stock to certain of its marketing partners. Accordingly, as a result of the change in ownership of NGI's common stock from us to independent parties, NGI's results will no longer be included in our financial statements.

         In conjunction with the creation of NGI, we estimate that we will record a pre-tax charge of $85 million and an after-tax charge of $48 million or $0.06 cents per share in the third quarter of 1999.

         For a more detailed description of the terms of the transactions, reference is made to Exhibit 99.1 and 99.2, which are incorporated herein by reference in their entirety.

Item 7.   Exhibits

Exhibit
   No.         Description
--------       -----------------------------------------------------------------

99.1 Press Release: Cendant Corporation Agrees to Sell Its Entertainment Publication Unit to The Carlyle Group, dated September 14, 1999.

99.2 Press Release: Cendant Corporation Creates Netmarket Group, Inc., dated September 15, 1999.

                                    SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  CENDANT CORPORATION



                                  By:  /s/     James E.  Buckman
                                               James E. Buckman
                                               Vice Chairman
                                               and General Counsel


Date: September 16, 1999

                               CENDANT CORPORATION
                           CURRENT REPORT ON FORM 8-K
              Report Dated September 16, 1999 (September 14, 1999)


                                  EXHIBIT INDEX



Exhibit
   No.         Description
--------       -----------------------------------------------------------------

99.1 Press Release: Cendant Corporation Agrees to Sell Its Entertainment Publication Unit to The Carlyle Group, dated September 14, 1999.

99.2 Press Release: Cendant Corporation Creates Netmarket Group, Inc., dated September 15, 1999.